Exhibit 10.2
Amendment to Employment Agreement
This Amendment to Employment Agreement (this “Amendment”) is made as of April 27, 2021, by and between Scientific Games Corporation, a Nevada corporation, (the “Company”) and Michael Winterscheidt (“Executive”).
WHEREAS, the Company and Executive entered into an Amended and Restated Employment Agreement dated as of February 27, 2017, which was then amended as of February 25, 2019, as of March 27, 2020, as of May 18, 2020, as of June 30, 2020, and as of February 23, 2021 (with amendments, the “Agreement”);
NOW THEREFORE, in consideration of the premises and the mutual benefits to be derived herefrom and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Eligibility for Annual Equity Awards. The Agreement is hereby amended by adding the following sentences to the end of Section 3(c) of the Agreement:
“If Executive is an employee of the Company on November 30, 2021, then, within 10 business days after November 30, 2021, all equity awards with respect to the Company’s common stock that were granted to Executive before March 20, 2021, to the extent unvested as of November 30, 2021, shall vest, less applicable withholdings. This acceleration of the foregoing equity awards shall be in addition to, and not in lieu of, other compensation for which Executive is eligible pursuant to Section 3 of this Agreement.
2.Except as set forth in this Amendment, all terms and conditions of the Agreement shall remain unchanged and in full force and effect in accordance with their terms. All references to the “Agreement” in the Agreement shall refer to the Agreement as amended by this Amendment. Any defined terms used in this Amendment and not defined herein shall have the meaning as set forth in the Agreement.
3.This Amendment may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.
IN WITNESS WHEREOF, each of the parties hereto has duly executed this Amendment as of April 27, 2021.
SCIENTIFIC GAMES CORPORATION

By: _/s/ James Sottile_______________
Name:    James Sottile
Title:    Executive Vice President and Chief Legal Officer

_/s/ Michael Winterscheidt___________
Michael Winterscheidt
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